                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to The PNC Financial Services Group, Inc. 1997 Long-Term Incentive Award Plan of our report dated January 20, 2000, with respect to the consolidated financial statements of The PNC Financial Services Group, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


January 12, 2001
Pittsburgh, Pennsylvania